SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

COMMAND SECURITY CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

COMMAND SECURITY CORPORATION
P.O. Box 340, 1133 Route 55, Suite D,
Lagrangeville, New York 12540
July 29, 2010

Dear Shareholder:

On behalf of your Board of Directors, I cordially invite you to attend the 2010 Annual Meeting of Shareholders of Command Security Corporation, which will be held on September 16, 2010 at 12:00 p.m., Eastern Daylight Time, at the offices of Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, New York.

The matters to be acted upon at our Annual Meeting are described in the attached Notice of Annual Meeting of Shareholders and the accompanying proxy statement.

Your vote is important.  After reading the proxy statement, please mark, date, sign and return the enclosed proxy card in the prepaid envelope to ensure that your shares will be represented at the Annual Meeting in case you are unable to attend in person.  If you attend the Annual Meeting, you may vote your shares in person, even if you have signed and returned the proxy card.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

We have enclosed a copy of our Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,

Edward S. Fleury
Chief Executive Officer

COMMAND SECURITY CORPORATION
P.O. Box 340, 1133 Route 55, Suite D
Lagrangeville, New York 12540

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 16, 2010

TO THE SHAREHOLDERS OF COMMAND SECURITY CORPORATION:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of Command Security Corporation, a New York corporation (the “Company”), will be held on September 16, 2010 at 12:00 p.m., Eastern Daylight Time, at the offices of Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, New York, for the following purposes:

1.
To elect as members of Class II of our Board of Directors the three nominees named in the proxy statement accompanying this notice, to serve on our Board of Directors until our 2012 annual meeting of shareholders, or until their respective successors have been duly elected and qualified;

2.	To ratify the selection of D'Arcangelo & Co., LLP as our independent registered public accounting firm for our fiscal year ending March 31, 2011; and

4.
To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.  Our Board of Directors is not presently aware of any other matter that may be raised for consideration at the Annual Meeting.

All of the foregoing is more fully set forth in the proxy statement accompanying this notice.

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2010 is being mailed to shareholders along with the attached proxy statement.

Our Board of Directors has fixed the close of business on July 19, 2010 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting.  All holders of record of shares of our common stock as of the record date will be entitled to attend and vote at the Annual Meeting.

A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder of the Company for any purpose germane to the Annual Meeting during normal business hours at our principal executive offices at 1133 Route 55, Suite D, Lagrangeville, New York for the 10-day period immediately preceding the Annual Meeting.

Shareholders are cordially invited to attend the Annual Meeting in person.  Whether or not you plan to attend the Annual Meeting, please mark, date, sign and return the enclosed proxy card to ensure that your shares are represented at the Annual Meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. You may attend the Annual Meeting and vote your shares personally, even if you have sent in a proxy.

July 29, 2010

By Order of the Board of Directors

Edward S. Fleury
Chief Executive Officer

IMPORTANT: Please mark, date, sign and return the enclosed proxy card as soon as possible. The proxy is revocable and it will not be used if you (i) give written notice of revocation to the Secretary of the Company, P.O. Box 340, 1133 Route 55, Suite D, Lagrangeville, New York 12540, prior to the vote to be taken at the Annual Meeting, (ii) submit a later-dated proxy or (iii) attend and vote at the Annual Meeting.

Table of Contents

COMMAND SECURITY CORPORATION
P.O. Box 340, 1133 Route 55, Suite D
Lagrangeville, New York 12540

PROXY STATEMENT

FOR 2010 ANNUAL MEETING OF SHAREHOLDERS

GENERAL QUESTIONS AND ANSWERS

Why did we send you this Proxy Statement?

A:
We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors (“Board”) is soliciting your proxy to vote at our 2010 Annual Meeting of Shareholders of Command Security Corporation (referred to herein as “we,”, “us,”, “Command” or the “Company”).  The Proxy Statement also gives you information on the proposals to be voted upon at the Annual Meeting, as well as other information so that you can make an informed decision.  You are invited to attend the Annual Meeting to vote on the proposals, but you do not need to attend in person in order to vote.  You may instead vote by mail using the enclosed proxy card, or vote by using the internet or the telephone as described in the instructions printed on your proxy card.

When is the Proxy Statement being mailed?

A:	This Proxy Statement will first be mailed on or about July 29, 2010 to shareholders of the Company by the Board of Directors (the “Board”) to solicit proxies for use at the Annual Meeting.

When is the Annual Meeting and where will it be held?

A:
The Annual Meeting will be held on September 16, 2010 at 12:00 p.m., Eastern Daylight Time, at the offices of our legal counsel, Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, New York.

Who is asking for my vote at the Annual Meeting?

A:
The Board asks that you vote on the proposals listed in the Notice of the Annual Meeting of Shareholders. The votes will be taken at the Annual Meeting on September 16, 2010 or, if the Annual Meeting is adjourned, at any later meeting.  The Board recommends that you vote “FOR” each of the proposals presented in this Proxy Statement.

Who may attend and vote at the Annual Meeting?

A:
All shareholders of the Company may attend the Annual Meeting.  Only shareholders of record at the close of business on July 19, 2010, will be entitled to vote at the Annual Meeting. On this record date, there were 10,872,098 shares of common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name.  If on July 19, 2010, your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are a shareholder of record.  As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card by mail or vote by proxy over the telephone or the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank.  If on July 19, 2010, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.

However, since you are not the shareholder of record, you will need to present valid picture identification, such as a driver's license or passport, and proof of share ownership, such as a bank or brokerage account statement reflecting your ownership as of the record date, before being admitted to the Annual Meeting.  In addition, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

Shareholders entitled to attend and vote at the Annual Meeting are entitled to appoint one or more proxies to attend and vote in their place.  A person to whom a proxy is granted need not be a shareholder of the Company.

What am I being asked to vote on?

A:          You are being asked to vote on:

1.
The election of three (3) Class II directors to serve on our Board of Directors until our 2012 annual meeting of shareholders, or until their respective successors have been duly elected and qualified;

2.	The ratification of the appointment of D'Arcangelo & Co., LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2011; and

3.	Such other business as may properly come before the Annual Meeting or any adjournments thereof.

How do I vote?

A:
You may vote by either attending the Annual Meeting or by appointing a proxy by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope.  We encourage you to complete and send in your proxy card.  You may revoke your proxy by sending a written notice of revocation or another signed proxy with a later date to the Company’s principal executive offices, P.O. Box 340, 1133 Route 55, Suite D. Lagrangeville, New York 12540.  If you then decide to attend the Annual Meeting, you may revoke your proxy by voting in person.

All shares represented by valid proxies, unless the shareholder otherwise specifies, will be voted:

•	“FOR” the election of each of the three (3) persons identified in “Proposals for Election of Directors” as nominees for election as Class II directors of the Company for terms expiring in 2012;

•	“FOR” the ratification of D'Arcangelo & Co., LLP as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2011; and

•	At the discretion of the proxy holders with regard to any other matter that may properly come before the Annual Meeting.

Where a shareholder has properly specified how a proxy is to be voted, it will be voted by the proxy in the manner specified.

Can I change my vote after I have returned my proxy card?

A:          Yes. You may revoke your proxy by:

•	sending a written notice of revocation or another signed proxy with a later date to the Company’s principal executive offices, P.O. Box 340, 1133 Route 55, Suite D. Lagrangeville, New York 12540; or

•	attending the Annual Meeting and voting in person.

What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, it is because your shares are held in more than one account. You will need to sign and return all proxy cards to insure that all your shares are voted.

My common shares are held in “street name.” Will my broker vote my shares at the meeting?

A:
If your shares are held in the name of a broker, then only your broker can execute a proxy and vote your shares and only after receiving your specific instructions.  Remember that your shares cannot be voted unless you return a signed and executed proxy card to your broker.  However, please be advised that broker non-votes with respect to any matter to be voted on at the Annual Meeting will not be voted but will be counted as present to determine whether there is a quorum for voting purposes on such matters at the Annual Meeting.  Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner of the shares.  Please sign, date and promptly mail the enclosed proxy card in the envelope provided by your broker.

Under New York law, corporate action taken at a shareholders' meeting is generally based on the votes cast. “Votes cast” means the votes actually cast “for” or “against” a particular proposal, whether in person or by proxy.   Therefore, abstentions and broker non-votes generally have no effect in determining whether a proposal is approved by Shareholders.  Directors are elected by a plurality of the votes cast, while approval of Proposal 2, to ratify the Board’s selection of our independent accountants, requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Who will count the vote?

A:	Barry I. Regenstein, our President and Chief Financial Officer, will tabulate the votes and act as inspector of election.

What constitutes a quorum for the Annual Meeting?

A:
As of the Record Date, 10,872,098 common shares of the Company were issued, outstanding and entitled to vote at the Annual Meeting.  The presence, in person or by proxy, of shareholders holding at least fifty percent (50%) of the issued and outstanding common shares entitled to vote at the Annual Meeting will constitute a quorum for purposes of the matters to be voted upon at the Annual Meeting.  If you submit a properly executed proxy card, then the common shares covered by that proxy card will be considered part of the quorum.  Votes that are withheld and broker non-votes will be counted towards a quorum.

What is the required vote for election of each director?

A:
In accordance with our By-laws, members of our Board will be elected by a plurality of the affirmative votes cast in person or represented by proxy and entitled to vote at the Annual Meeting.  Accordingly, the three (3) nominees for Class II director receiving the highest number of affirmative votes for such class will be elected. A shareholder may, with respect to the election of directors, (i) vote for the election of all of the nominees, (ii) withhold authority to vote for any one or more of the nominees or (iii) withhold authority to vote for all of the nominees by so indicating in the appropriate spaces on the enclosed proxy card.  Because the nominees will be elected by a plurality vote, neither broker non-votes nor shares abstaining from the vote on the proposal to elect the slate of nominees will have an effect on the outcome of the vote on Proposal One. If you are in favor of the slate of nominees, you are urged to vote “for” each nominee identified in Proposal One.

What vote is required to ratify the Board’s selection of our independent registered public accounting firm?

A:
The affirmative vote of a majority of the votes cast in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the Board’s selection of our independent public accounting firm.  With respect to the approval of the ratification of the appointment of the independent accountants, abstentions are considered to be shares present and entitled to be cast and will have the effect of a negative vote on the matter, and broker “non-votes” are not counted as shares eligible to vote and will have no effect on the outcome of the matter.  If you are in favor of the ratification of the appointment of our independent accountants, you are urged to vote “for” Proposal Two.  Shareholder ratification of the selection of D'Arcangelo & Co., LLP as our independent public accountants is not required by our By-laws or other applicable legal requirement.  However, the Board is submitting the selection of D'Arcangelo & Co., LLP to the shareholders for ratification as a matter of good corporate governance.  If the shareholders fail to ratify the selection, the audit committee of our Board of Directors (the “Audit Committee”) will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our and our shareholders' best interests.

Are there other matters to be acted upon at the Annual Meeting?

A:          We are not aware of any other matters to be presented or acted upon at the Annual Meeting.

If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxy holders.

How are proxies being solicited?

A:
Proxies may be solicited by mail, advertisement, telephone, via the Internet or in person. Solicitations may be made by directors, officers, investor relations personnel and other employees of the Company, none of whom will receive additional compensation for such solicitations.  Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the Company's solicitation material to their customers for whom they hold shares.  We will reimburse brokerage firms and others for their reasonable expenses in forwarding proxy materials to the beneficial owners of our common shares and obtaining voting instructions from beneficial owners of our common shares.

When are shareholder proposals for inclusion in the proxy statement for the 2011 Annual Meeting due?

A:
Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shareholders may present proper proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to us in a timely  manner.

A proposal by a shareholder intended for inclusion in our proxy materials for the 2011 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must be received by us marked for the attention of the Secretary, Command Security Corporation, P.O. Box 340, 1133 Route 55, Suite D, Lagrangeville, New York, 12540, on or before March 31, 2011, in order to be considered for such inclusion. Shareholder proposals intended to be submitted at the 2011 Annual Meeting of Shareholders outside the framework of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by us at the above address on or before June 15, 2011. If we do not receive notice of the matter by the applicable date, the proxy holders will vote on the matter, if properly presented at the meeting, in their discretion.

Who can help answer my questions?

A:	If you have any questions about the Annual Meeting you should contact Barry I. Regenstein, our President and Chief Financial Officer, at (845) 454-3703.

As of July 29, 2010, executive officers and directors of the Company beneficially own, in the aggregate, approximately 41.3% of our outstanding common shares.  They have all indicated that they intend to vote all of their shares in the manner recommended by our Board of Directors.

The entire expense of printing, preparing, assembling and mailing proxy materials and the cost of soliciting proxies will be borne by the Company.

IMPORTANT: Whether or not you intend to attend the Annual Meeting, Please mark, date and sign the enclosed proxy card and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that your common shares will be voted.  This will not limit your right to revoke your proxy or to attend or vote at the Annual Meeting.

Proposal One

Election of Directors

Our Board is currently comprised of seven (7) members divided into two classes of directors serving staggered two-year terms.  Class I currently consists of four directors: Edward S. Fleury, Peter T. Kikis, Laurence A. Levy and Martin C. Blake, Jr.  Class II currently consists of three directors: Barry I. Regenstein, Robert S. Ellin and Thomas P. Kikis.

The Class I directors of the Company will continue in office for their existing terms, which expire at the 2011 annual meeting of shareholders or when their respective successors are elected and have been duly elected and qualified.  The Class II directors of the Company to be elected at the Annual Meeting will serve for a term of two years, expiring at the annual meeting of shareholders in 2012 or until their respective successors are elected and have qualified.

Unless authority to vote for directors is withheld, the Company intends that the shares represented by the enclosed proxy will be voted for the election of the nominees listed below.  In the event the nominees become unable or unwilling to accept nomination or election, the shares represented by the enclosed proxy will be voted for the election of such persons as the Board of Directors may select.  The Board of Directors has no reason to believe that the nominees will be unable or unwilling to serve.

Directors are elected by a plurality vote of the aggregate voting power of the shares of outstanding common stock, present in person or represented by proxy, voting together as a single class. Accordingly, the three (3) nominees for Class II director receiving the highest number of affirmative votes for such class will be elected.

Directors

Set forth below is certain information regarding the Company's directors, including information furnished by them as to their principal occupations and business experience for the past five years, membership on committees of the board and directorships held by them in other publicly-held companies, their respective ages as of July 29, 2010 and the year in which each became a director of the Company. Each director has served continuously with the Company since his first election as indicated below.

Name	Age	Position with the Company	Director Since
Class II nominees for terms ending in 2012
Thomas P. Kikis	49	Director	2004
Robert S. Ellin	45	Director	2004
Barry I. Regenstein	53	President, Chief Financial Officer and Director	2007

Continuing Class I Directors:
Edward S. Fleury	68	Chief Executive Officer and Director	2008
Peter T. Kikis	87	Director and Chairman of the Board	2004
Martin C. Blake, Jr.	56	Chief Operating Officer and Director	2004
Laurence A. Levy	62	Director	2008

Nominees for Class II of our Board of Directors

Thomas P. Kikis has served as one of our directors since August 2004.  Mr. Kikis is the managing member of Arcadia Securities, LLC, a New York based registered broker-dealer which he organized in 1998.  He is also the President of Kikis Asset Management, a New York - based money management firm he started in 1991.  Prior to that, he was Vice President in charge of trading and a Portfolio Manager at Deltec Securities, the New York subsidiary of an international investment bank.  Previously he was an investor and a director of the Company from October 1997 to September 2000.  Mr. Kikis has a B.A. from Princeton University and an Executive M.B.A. in Finance from the New York University Stern Graduate School of Business.

Robert S. Ellin has served as one of our directors since August 2004. Mr. Ellin is a Managing Member of Trinad Capital L.P., a hedge fund dedicated to investing in micro-cap public companies.  Prior to joining Trinad Capital, Mr. Ellin was the founder and President of Atlantis Equities, Inc. (“Atlantis”), a personal investment company.  Founded in 1990, Atlantis had actively managed an investment portfolio of small capitalization public companies as well as select private company investments.  Mr. Ellin frequently played an active role in Atlantis investee companies including board representation, management selection, corporate finance and other advisory services.  Through Atlantis and related companies Mr. Ellin spearheaded investments into ThQ, Inc., Grand Toys and Forward Industries, Inc. and completed a leveraged buyout of S&S Industries, Inc., where he also served as President from 1996 to 1998.  Prior to founding Atlantis, Mr. Ellin worked in Institutional Sales at LF Rothschild, and prior to that he was Manager of Retail Operations at Lombard Securities.  Mr. Ellin has a B.A. from Pace University.  Mr. Ellin is also a member of each of the board of directors of Mandalay Media Inc., Atrinsic, Inc. and Lateral Media Inc.

Barry I. Regenstein has served as our President since January 2006 and as our Executive Vice President and Chief Operating Officer from August 2004 until December 2005, and also as our Chief Financial Officer since October 2004.  Mr. Regenstein has over 30 years of experience including over 25 years in operations and finance of contract services companies.  Most recently, Mr. Regenstein rendered consulting services for Trinad Capital, L.P., a shareholder of the Company, and its affiliates, from February 2004 until August 2004.  Prior to that period, Mr. Regenstein served as a Senior Vice President and Chief Financial Officer of GlobeGround North America LLC (formerly Hudson General Corporation), an airport services company from 2001 until 2003.  Mr. Regenstein also served as Vice President and Chief Financial Officer of GlobeGround North America LLC from 1997 to 2001 and was employed in various executive capacities with GlobeGround North America LLC since 1982.  Prior to joining Hudson General Corporation, he was with Coopers & Lybrand in Washington, D.C.  Mr. Regenstein is a Certified Public Accountant and received a B.S. in Accounting from the University of Maryland and an M.S. in Taxation from Long Island University.  Mr. Regenstein is also a member of the board of directors of  Zoo Entertainment, Inc.

Peter T. Kikis is the father of Thomas P. Kikis.  There are no other family relationships among any of our directors or executive officers.

Incumbent Class I Directors

Edward S. Fleury joined the Company as Chief Executive Officer and was elected to our Board in September 2008.  Mr. Fleury has over 40 years experience in a variety of senior management positions in Guarding, Electronic Security, Cleaning, Pest Control and Health Care Products in North America.  The last 16 years have been with Rentokil Initial Plc., one of the largest service companies in the world.  In addition to Rentokil Initial, Mr. Fleury has held Executive or CEO positions with Burns International, Wells Fargo Security and National Guardian Corporation.  During his time with these organizations, Mr. Fleury was also responsible for acquisition strategy and was directly involved in negotiating many of their transactions.  He has been involved in successfully completing and integrating more than 80 merger and acquisition transactions ranging in price from $200,000 to $150 million. Over the last two years, his responsibility for Rentokil Initial was as Director of Mergers and Acquisitions North America for all service related businesses.  Mr. Fleury received a B.S. in Economics from Villanova University and attended Fairleigh Dickinson University Graduate School.

Peter T. Kikis has served as one of our directors since August 2004 and was named Co-Chairman of the Board in September 2006. Since 1950, Mr. Kikis has been the President and a principal in Spencer Management Company, a real estate development and management company in New York.  Previously he was an investor and a director of the Company from February 1995 to September 2000.

Martin C. Blake, Jr. has served as one of our directors since October 2004.  Mr. Blake has served as our Chief Operating Officer since January 2006.  Mr. Blake has been employed by the Company since 1995, and served as Vice President and head of our Aviation Division from 1995 to December 2005.  Mr. Blake has over thirty years of experience in aviation security services.  Prior to joining the Company in 1995, Mr. Blake retired as a Major in the United States Air Force, where he served in a variety of senior management positions.  Mr. Blake's last assignment was as the Program Manager for Electronic Security Systems, Electronic Systems Division.  In this capacity he managed a $20 million annual program responsible for global marketing, procurement, and deployment of electronic security systems.  He was responsible for integrating security systems and programs at international airports in Germany, Turkey and the United Kingdom.  Previously, Mr. Blake was the Director of Security at the Department of Defense's largest classified air flight facility, incorporating over 1,200 square miles of restricted air space. Establishing aviation security programs for major aircraft defense contractors was an integral responsibility of his position.  Mr. Blake also served as the Security Program Manager for Air Force space programs, including security for the Space Shuttle and expendable space launch vehicles.  He also led the effort to integrate a shared automated entry control system for use at Cape Canaveral, Kennedy Space Center and the Johnson Space Center.

Laurence A.  Levy was elected to our Board in June 2008.  Mr. Levy brought a rich blend of skills developed over 35 years of practicing law including more than two decades counseling political, governmental and business leaders. Mr. Levy joined the law firm Bracewell & Giuliani in the New York office in February 2010.  He works with the White Collar Criminal Defense and Special investigations practice, leveraging his experience as both a prosecutor and Inspector General in New York City; and representation of government officials, trade associations, nonprofit organizations, political committees, and corporations in regulatory and white collar matters in private practice.  He also works with the Ethics and Political Law group representing candidates, companies, political committees and individuals interested in participating in the political processes of government.  In April 2008, following his tenure as General Counsel of the Rudy Giuliani Presidential Committee, Inc., Mr. Levy opened the New York Office of HoltzmanVogel PLLC where he represented clients in a wide variety of political, nonprofit, ethics and White Collar matters.  Prior to joining the Giuliani presidential campaign, Mr. Levy served as Director and Counsel of Giuliani Partners from April 2003 through April 2008, a management, financial and security consulting firm. Before entering the private sector, Mr. Levy served as Deputy Counsel to Mayor Giuliani, from February 1997 through December 2001.  In addition to his political legal expertise, Mr. Levy has successfully managed large economic development projects.  While working in City Hall, he helped bring the Yankee’s and Mets minor league teams to New York, and assisted in many financial and logistical aspects of building their new stadiums.  In January 2002, Mr. Levy assumed a full time position as President of the Twin Towers Fund, a charity devoted to helping the families of rescue workers killed or seriously injured in the terrorist attack on the World Trade Center on September 11th.  Mr. Levy continues to remain active in charitable endeavors such as Chairman of America’s Camp Foundation and President of the National Law Enforcement and Firefighters Children’s Foundation.  From 1982 to 1997, Mr. Levy served on the Executive Staff of Corporation Counsel of the City of New York.  He was responsible for the supervision, training and management of over 600 attorneys as well as serving as lead counsel in major litigation and directly counseling Mayors Koch, Dinkins and Giuliani.  Earlier in his career he served as an Assistant District Attorney in New York and an Administrative Law Judge.  Mr. Levy served as an Adjunct Professor teaching New York Practice and Trial Advocacy at St. John’s University Law School from 1996 to 2002; he received his J.D. there in 1976.  He held a similar position at Fordham University School of Law teaching from 1993 to 2002.

The Board of Directors unanimously recommends a vote FOR the election of each of the Class II nominees for director listed above.

Proposal Two
Ratification of the Appointment of D'Arcangelo & Co., LLP
as Independent Accountants

The Audit Committee has selected D'Arcangelo & Co., LLP as the independent accountants to audit the books, records and accounts of the Company for the current fiscal year ending March 31, 2011, subject to ratification by the shareholders at the Annual Meeting. D'Arcangelo & Co., LLP has audited the Company's financial statements since 1996.  Although shareholder ratification is not required by our By-laws or any other applicable legal requirement, the Board is submitting the selection of D'Arcangelo & Co., LLP to the shareholders for ratification as a matter of good corporate governance.  Our Board recommends that shareholders vote for ratification of such appointment.  In the event of a negative vote on ratification, our Board may reconsider its selection.  A representative of D'Arcangelo & Co., LLP is expected to be present at our Annual Meeting; they will have the opportunity to make a statement and will be available to answer questions from shareholders.

The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent accountants. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent accountants.

Pursuant to the Audit Committee charter, the Audit Committee is required to pre-approve all auditing services and the terms thereof (which may include providing comfort letters in connection with securities underwritings) and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act, or the applicable rules of the Securities and Exchange Commission (“SEC”) or the Public Company Accounting Oversight Board) to be provided to the Company by the independent accountants; provided, however, the pre-approval requirement is waived with respect to the provision of non-audit services for the Company if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. This authority to pre-approve non-audit services may be delegated to one or more members of the Audit Committee, who shall present all decisions to pre-approve an activity to the full Audit Committee at its first meeting following such decision.

During the fiscal years ended March 31, 2010 and 2009 and the interim period between April 1, 2010 and July 29, 2010, neither the Company nor anyone acting on its behalf consulted D'Arcangelo & Co., LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events listed in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Approval of Proposal Two will require the affirmative vote of a majority of the common shares present or represented by proxy at the Annual Meeting and entitled to vote.

The following table sets forth the aggregate fees billed by D'Arcangelo & Co., LLP for audit and non-audit services rendered to the Company in our fiscal years ended March 31, 2009 and 2010. These fees are categorized as audit fees, audit related fees, tax fees and all other fees. The nature of the services provided in each category is described following the table.

Fee Category	Fiscal 2009	Fiscal 2010
Audit Fees	$202,460	$201,287
Audit-Related Fees	18,000	20,275
Tax Fees	82,600	105,400
All Other Fees	21,624	3,780
	$324,684	$330,742

Audit fees. These fees generally consist of professional services rendered for the audits of the financial statements of the Company and its internal control over financial reporting, quarterly reviews, consents, income tax provision procedures and assistance with and review of documents filed with the SEC.

Audit-related fees. These fees generally consist of assurance and other services related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent registered public accounting firm, issuance of consents, due diligence related to acquisitions, internal control reviews, attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax fees. These fees generally relate primarily to tax compliance, including review and preparation of corporate tax returns, assistance with tax audits, review of the tax treatment for certain expenses and tax due diligence relating to acquisitions. They also include fees for state and local tax planning and consultations with respect to various tax matters.

All other fees. These fees generally consist of reviews for compliance with various government regulations, risk management and treasury reviews and assessments and audits of various contractual arrangements.

Our Board of Directors has determined that the services rendered by D'Arcangelo & Co., LLP are compatible with maintaining their independence as the Company's principal accountants and independent auditors.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of D'Arcangelo & Co., LLP as the Company's independent accountants for our fiscal year ending March 31, 2011.

Other Information

Information Concerning Executive Officers

The executive officers of the Company, along with their respective ages and positions with the Company, as of July 29, 2010, are set forth below. We refer to these individuals as our “Named Executive Officers.”

Name	Age	Position with the Company

Edward S. Fleury	68	Chief Executive Officer
Barry I. Regenstein	53	President and Chief Financial Officer
Martin C. Blake, Jr.	56	Chief Operating Officer
John C. Reed	45	Regional Vice President – Northeast
William A. Vigna	48	Regional Vice President – Mid-Atlantic
Joseph T. Conlon	50	Regional Vice President – Western
Ralph A. Diaz	41	Regional Vice President - Southern

See “Proposal 1-Election of Directors - Nominees for Class II of our Board of Directors” for information relating to Mr. Regenstein, and “Proposal 1-Election of Directors – Incumbent Class I Directors” for information relating to Mr. Fleury and Mr. Blake.

John C. Reed joined the Company in February 2001 as a Regional Manager of Connecticut and Massachusetts.  In January 2007, Mr. Reed was promoted to his current position Regional Vice-President for the Northeast Region, covering all of Connecticut, Massachusetts, Rhode Island, New Hampshire, Vermont and Maine.  Mr. Reed also oversees the Company’s operations in Chicago, Illinois and parts of New York.  Prior to joining the Company, Mr. Reed worked with U.S. Security Associates, most recently in charge of their New England operations.

William A. Vigna joined the Company in January 2007, and has oversight for our offices in various locations in Delaware, Maryland, Pennsylvania, New Jersey, New York, Virginia, Washington, D.C. and West Virginia.  From 2001 until joining the Company, Mr. Vigna was employed by Winfield Security, a New York-based regional contract security services company, most recently as that company’s Regional Manager for New Jersey and Pennsylvania operations.

Joseph T. Conlon joined Aviation Safeguards, a division of the Company, in July 2008. For more than five years prior thereto, Mr. Conlon was employed by Northwest Airlines, most recently as its Managing Director, Ramp Services in Detroit, Michigan.

Ralph A. Diaz joined the Company in June 2006 as Regional Manager of South Florida.  In October of 2008, Mr. Diaz was promoted to his current position Regional Vice President – Southern Region. For five years prior thereto, Mr. Diaz was employed by Sterling Protective Services, most recently as its General Manager.

Security Ownership of Certain Beneficial Owners and Management

The following table presents information with respect to beneficial ownership of our common shares as of July 29, 2010 by:

•	each person known by us to beneficially own more than 5% of our outstanding common shares;

•	individuals serving as our Named Executive Officers;

•	each of our directors and nominees for director; and

•	all executive officers, directors and director nominees as a group.

Except as otherwise noted, the address of each person/entity listed in the table is c/o Command Security Corporation, P.O. Box 340, 1133 Route 55, Suite D, Lagrangeville, New York 12540. The table includes all common shares that may be issued within 60 days of July 29, 2010 upon the exercise of options and other rights beneficially owned by the indicated shareholders on that date. Beneficial ownership is determined in accordance with the rules of the SEC and includes all common shares as to which such persons have voting and investment power.  To our knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all common shares stated as being beneficially owned.  The applicable percentage of ownership for each shareholder is based on 10,872,098 common shares outstanding as of July 29, 2010, together with applicable options or warrants exercisable for common shares held by such shareholder.  Common shares that may be issued upon exercise of options and other rights beneficially owned (and that may be exercised within 60 days of July 29, 2010) are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options and other rights, but are not deemed outstanding for computing the percentage ownership of any other person.

Name	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)

Certain Beneficial Owners

David E. Smith 2450 Colorado Avenue Suite 100E Santa Monica, California 90404	1,374,585	12.6%

Norman H. Pessin 366 Madison Avenue 14th Floor New York, NY 10017	831,300	7.6%

Trinad Capital, L.P.(3) 2121 Avenue of the Stars Suite 410 Los Angeles, California 90067	1,194,040	11.0%

Named Executive Officers

Edward S. Fleury(10)	373,333	3.3%

Barry I. Regenstein(4)	531,718	4.7%

Martin C. Blake, Jr.(5)	133,500	1.2%

John C. Reed	5,000	*
William A. Vigna	6,000	*
Joseph T. Conlon	6,000	*
Ralph A. Diaz	3,000	*

Directors and Director Nominees**

Robert S. Ellin(6) 2121 Avenue of the Stars Suite 410 Los Angeles, California 90067	1,284,040	11.7%

Thomas P. Kikis(7) Arcadia Securities 720 Fifth Avenue 10th Floor New York, New York 10019	1,047,736	9.5%

Peter T. Kikis(8) Arcadia Securities 720 Fifth Avenue 10th Floor New York, New York 10019	1,593,327	14.5%

Laurence A. Levy(9) HoltzmanVogel PLLC 1177 Avenue of the Americas 19th Floor New York, New York 10036	113,671	1.0%

All Executive Officers and Directors (including Director Nominees) as a Group (12 Persons)	5,102,325	41.3%

* Less than 1%.
**Information with respect to our common shares that are owned by Messrs. Fleury, Regenstein and Blake, each of whom is also a member of our Board of Directors, is set forth above in this table under the heading “Named Executive Officers.”

(1) Except as otherwise indicated below, each named person has voting and investment powers with respect to the securities owned by them.

(2) Based on 10,872,098 common shares outstanding at July 29, 2010 calculated in accordance with Rule 13d-3(d)(1)(I) as promulgated under the Exchange Act.

(3) Robert S. Ellin, one of our directors, is a managing member of Trinad Advisors GP, LLC, the general partner of Trinad Capital, L.P. and a limited partner of Trinad Capital, L.P.  Mr. Ellin expressly disclaims any beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(4) Consists of (i) 100 common shares owned directly by Mr. Regenstein, (ii) 491,618 common shares that may be issued upon the exercise of options at an exercise price of $1.35 per share held by Mr. Regenstein, and (iii) 40,000 common shares that may be issued upon the exercise of options at an exercise price of $2.40 held by Mr. Regenstein.

(5) Consists of (i) 93,500 common shares that may be issued upon the exercise of options at an exercise price of $1.35 per share held by Mr. Blake, and (iii) 40,000 common shares that may be issued upon the exercise of options at an exercise price of $2.40 held by Mr. Blake.

(6) Consists of (i) 1,194,040 common shares held by Trinad Capital, L.P., (ii) 10,000 common shares that may be issued upon the exercise of options at an exercise price of $2.05 per share held by Mr. Ellin, (iii) 10,000 common shares that may be issued upon the exercise of options at an exercise price of $2.67 per share held by Mr. Ellin, (iv) 10,000 shares that may be issued upon the exercise of options at an exercise price of $3.19 per share held by Mr. Ellin, (v) 10,000 shares that may be issued upon the exercise of options at an exercise price of $3.36 per share held by Mr. Ellin, (vi) 25,000 shares that may be issued upon the exercise of options at an exercise price of $3.08 per share held by Mr. Ellin, and (vii) 25,000 shares that may be issued upon the exercise of options at an exercise price of $2.40  per share held by Mr. Ellin.  Mr. Ellin is a managing member of Trinad Advisors GP, LLC, the general partner of Trinad Capital, L.P. and a limited partner of Trinad Capital, L.P.  Mr. Ellin expressly disclaims any beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(7) Consists of (i) 638,293 common shares owned directly by Mr. Thomas Kikis, (ii) 213,032 common shares held by Mr. Thomas Kikis’ wife and children for which Mr. Thomas Kikis has the discretion to vote and dispose, (iii) 85,000 common shares held by the Kikis Family Foundation over which Mr. Thomas Kikis has discretionary investment authority, (iv) 10,000 common shares that may be issued upon the exercise of options at an exercise price of $2.05 per share held by Mr. Thomas Kikis, (v) 10,000 common shares that may be issued upon the exercise of options at an exercise price of $2.67 per share held by Mr. Thomas Kikis, (vi) 10,000 common shares that may be issued upon the exercise of options at an exercise price of $3.19 per share held by Mr. Thomas Kikis, (vii) 13,753 common shares that may be issued upon the exercise of options at an exercise price of $3.36 per share held by Mr. Thomas Kikis, (viii) 32,658 common shares that may be issued upon the exercise of options at an exercise price of $3.08 per share held by Mr. Thomas Kikis, and (ix) 35,000 common shares that may be issued upon the exercise of options at an exercise price of $2.40 per share held by Mr. Thomas Kikis.  Mr. Thomas Kikis is the son of Mr. Peter Kikis.  Mr. Thomas Kikis expressly disclaims any beneficial ownership of securities of the Company held by Mr. Peter Kikis.

(8) Consists of (i) 1,488,327 common shares owned directly by Mr. Peter Kikis, (ii) 15,000 common shares that may be issued upon the exercise of options at an exercise price of $2.05 per share held by Mr. Peter Kikis, (iii) 15,000 common shares that may be issued upon the exercise of options at an exercise price of $2.67 per share held by Mr. Peter Kikis, (iv) 15,000 common shares that may be issued upon the exercise of options at an exercise price of $3.19 per share held by Mr. Peter Kikis, (v) 10,000 common shares that may be issued upon the exercise of options at an exercise price of $3.36 per share held by Mr. Peter Kikis, (vi) 25,000 common shares that may be issued upon the exercise of options at an exercise price of $3.08 per share held by Mr. Peter Kikis, and (vii) 25,000 common shares that may be issued upon the exercise of options at an exercise price of $2.40 per share held by Mr. Peter Kikis.  Mr. Peter Kikis is the father of Mr. Thomas Kikis.  Mr. Peter Kikis expressly disclaims any beneficial ownership of securities of the Company held by Mr. Thomas Kikis.

(9) Consists of (i) 50,000 common shares that may be issued upon the exercise of options at an exercise price of $2.68 per share held by Mr. Levy, (ii) 4,315 common shares that may be issued upon the exercise of options at an exercise price of $3.36 per share held by Mr. Levy, (iii) 24,356 common shares at an exercise price of $3.08 per share held by Mr. Levy, and (iv) 35,000 common shares at an exercise price of $2.40 per share held by Mr. Levy.

(10) Consists of (i) options exercisable within 60 days of July 29, 2010 to purchase 333,333 common shares at an exercise price of $3.368 per share held by Mr. Fleury, and (ii) 40,000 common shares that may be issued upon the exercise of options at an exercise price of $2.40 per share held by Mr. Fleury.

Board Meetings and Committees

During the fiscal year ended March 31, 2010, our Board held one meeting, and all incumbent directors attended the meeting of our Board and at least 67% of the meetings of committees, if any, upon which such directors served.  Our Board has determined that each of our directors other than Edward S. Fleury, our Chief Executive Officer, Barry I. Regenstein, our President and Chief Financial Officer, and Martin C. Blake, Jr., our Chief Operating Officer, qualifies as “independent” under the listing standards of The New York Stock Exchange.

Our Board has three committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee.  All Board committees are comprised solely of independent directors.

Audit Committee

The Audit Committee currently consists of Thomas P. Kikis (Chairman), Peter T. Kikis and Robert S. Ellin. The Board has determined that each member is independent under listing standards of the New York Stock Exchange (“NYSE Amex”) and the applicable rules of the SEC, that each member is “financially literate” under the NYSE Amex listing standards and that Mr. Thomas P. Kikis qualifies as an Audit Committee Financial Expert under the applicable rules of the SEC.

The Audit Committee hires the Company's independent accountants and is charged with the responsibility of overseeing the financial reporting process of the Company. In the course of performing its functions, the Audit Committee reviews, with management and the independent accountants, the Company's internal accounting controls, the annual financial statements, the report and recommendations of the independent accountants, the scope of the audit and the qualifications and independence of the auditors. The report of the Audit Committee is set forth later in this proxy statement. The Audit Committee held four meetings during the fiscal year ended March 31, 2010. A copy of the Audit Committee charter as adopted by the Board on April 27, 2005 is available on the Company’s website at www.commandsecurity.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of Thomas P. Kikis (Chairman), Peter T. Kikis and Laurence A. Levy.  The Board has determined that each member of this committee is independent under the NYSE Amex listing standards. The Nominating and Corporate Governance Committee is responsible for identifying individuals who are qualified to become directors, recommending nominees for membership on the Board and committees of the Board, promulgating minimum qualifications that it believes must be met by director nominees, establishing policies for considering director candidates recommended by shareholders, implementing procedures for shareholders in submitting recommendations for director candidates and developing and recommending to the Board corporate governance guidelines.

The Nominating and Corporate Governance Committee has established the following minimum qualifications for prospective nominees: (1) high accomplishments in his or her respective field, with superior credentials and recognition, (2) if applicable, a demonstrated history of actively contributing at board meetings, (3) high personal and professional integrity, exceptional ability and judgment, and effectiveness, in conjunction with the other nominees to the Board, in serving the long-term interests of the shareholders and (4) sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve. In addition, the Nominating and Corporate Governance Committee may consider a variety of other qualities and skills, including whether the nominee has direct experience in the industry or in the markets in which the Company operates and the definition of independence within the meaning of the NYSE Amex listing standards.  Nominees must also meet any applicable requirements of the SEC's regulations, state law and the Company's Certificate of Incorporation and By-laws.

The Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee may solicit recommendations from any or all of the following sources: non-management directors, executive officers, third-party search firms or any other source it deems appropriate. The Nominating and Corporate Governance Committee will then, without regard to the source of the initial recommendation of such proposed director candidate, review and evaluate the qualifications of any such proposed director candidate, and conduct inquiries it deems appropriate. Upon identifying individuals qualified to become members of the Board, consistent with the minimum qualifications and other criteria approved by the Board from time to time, and provided that the Company is not legally required to provide third parties with the ability to nominate individuals for election as a member of the Board, the Nominating and Corporate Governance Committee will then recommend that the Board select the director nominees for election at each annual meeting of shareholders.

The Nominating and Corporate Governance Committee will consider director candidates recommended by the Company's shareholders. A shareholder wishing to propose a nominee should submit a recommendation in writing to the Company's Secretary not less than 120 days nor more than 150 days in advance of the date that the Company's proxy statement was mailed to shareholders in connection with the previous year's annual meeting of shareholders; provided that if the date of this year's annual meeting of shareholders has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, such proposal must be received by the Company a reasonable time before the Company solicits proxies for the election of directors. Proposing shareholders are also required to provide information with regard to the nominees, including their full names and residence and business addresses; business experience for the most recent five years; including principal occupations and employment, the number of shares of the Company's stock owned by the proposed nominees and a description of legal or administrative proceedings or order or decree any nominee is or has been a party to or is or was subject to during the past five years, the name and residence and business address of the shareholder who makes the nomination, the number of shares of the Company's capital stock owned directly or indirectly by the shareholder who makes the nomination and any other information regarding each of the nominees required by Schedule 14A of the Exchange Act. A copy of the full text of the By-laws provision and the procedures established by the Nominating and Corporate Governance Committee may be obtained by writing to our Secretary.  All notices of proposals by shareholders, whether or not included in our proxy materials, should be sent to Command Security Corporation, P.O. Box 340, 1133 Route 55, Suite D, Lagrangeville, New York 12540, Attention: Edward S. Fleury, Chief Executive Officer.

The Nominating and Corporate Governance Committee was formed in April 2005 and held two meetings during the fiscal year ended March 31, 2010.  Prior to the creation of the Nominating and Corporate Governance Committee, the Board performed the functions of a nominating committee.  A copy of the Nominating and Corporate Governance Committee charter as adopted by the Board on April 27, 2005 is available on the Company’s website at www.commandsecurity.com.

Compensation Committee

The Compensation Committee currently consists of Laurence A. Levy (Chairman), Peter T. Kikis and Robert S. Ellin.  The Board has determined that each member is independent under the NYSE Amex listing standards. The Compensation Committee sets the compensation of the other senior executives of the Company, administers the stock option plans and the executive compensation programs of the Company, determines eligibility for, and awards under, such plans and programs, and makes recommendations to the Board with regard to the adoption of new employee benefit plans, stock option plans and executive compensation plans. The report of the Compensation Committee is set forth later in this proxy statement.  The Compensation Committee held two meetings during the fiscal year ended March 31, 2010.  A copy of the Compensation Committee charter as adopted by the Board on April 27, 2005 is available on the Company’s website at www.commandsecurity.com.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently composed of independent, non-employee directors.  No interlocking relationships exist among our Board, Compensation Committee or executive officers and the Board, Compensation Committee or executive officers of any other company, nor has an interlocking relationship existed in the past.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to directors, officers, senior management and certain other employees of the Company, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company will provide a copy of its Code of Business Conduct and Ethics to any person without charge, upon request, and a copy of this code is available for viewing on our website at www.commandsecurity.com.  Requests for a copy of the Code of Business Conduct and Ethics can be made in writing to the following address: Command Security Corporation, P.O. Box 340, 1133 Route 55, Suite D, Lagrangeville, New York 12540, Attention: Edward S. Fleury, Chief Executive Officer.

Related Party Transaction Policies and Procedures

The Code of Business Conduct and Ethics includes a written policy that prohibits our directors and officers from engaging in activities that could give rise to an actual or potential conflict of interest with the Company. In keeping with the spirit of such code, and specifically the Conflict of Interest section contained in such code, it is the Company's policy not to enter into any material transaction with one of its executive officers, directors or director nominees, or shareholders known to beneficially own over 5% of a class of our common stock or their related persons, unless the transaction is approved by the Audit Committee of the Board after full disclosure.  On an annual basis, each director and executive officer is required to complete a questionnaire, which requires disclosure of any transactions that the director or executive officer, or his or her immediate family members or associates, may have with us in which the director or executive officer, or any of his or her immediate family members or associates, has a direct or indirect material interest.  The Audit Committee, which is responsible for reviewing and approving any material related party transactions, considers the responses in the questionnaires and other information regarding potential relationships between the Company and its directors and executive officers. For this purpose, the term “material” means any related party transaction that would be required to be disclosed by the Company in any of our periodic reports filed under applicable U.S. securities laws or in our proxy statement, which generally requires disclosure of related party transactions since the beginning of our last fiscal year where the amount involved exceeds $120,000.

Communications with Directors

The Board has established a process to receive communications from shareholders.  Shareholders and other interested parties may contact any member (or all members) of the Board, or the independent directors as a group, any Board committee or any Chair of any such committee by mail or electronically.  To communicate with the Board of Directors, any individual directors or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title.  All such correspondence should be sent to Command Security Corporation, P.O. Box 340, 1133 Route 55, Suite D, Lagrangeville, New York 12540, Attention:  Gary Herman, Secretary.  To communicate with any of our directors electronically, a shareholder should send an email to the Company's Secretary: gherman@gallowaycap.com.

All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, patently offensive material or matters deemed inappropriate for the Board of Directors will be forwarded promptly to the addressee.  In the case of communications to the Board or any group or committee of directors, the Company's Secretary will make sufficient copies (or forward such information in the case of e-mail) of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed.

It is the Company's policy that its directors are invited and encouraged to attend the Annual Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of the outstanding common shares to file reports of ownership and changes in ownership with the SEC and to furnish copies to us.

Based upon a review of the reports furnished to us and representations made to us, we believe that, during the fiscal year ended March 31, 2010, all reports required by Section 16(a) of the Exchange Act to be filed by our officers and directors and 10% beneficial owners were filed on a timely basis.

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding compensation earned by our Named Executive Officers for service during our fiscal year ended March 31, 2010, whether or not such amounts were paid in such year:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(1)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Edward S. Fleury	2010	301,154	—		21,024			25,000	347,178
CEO

Barry I. Regenstein	2010	285,577	—	—	21,024	—	—	30,000	336,601
President & CFO

Martin C. Blake, Jr.	2010	285,577	—	—	21,024	—	—	—	306,601
COO

John C. Reed	2010	110,000	—	—	2,628	—	—	14,971	127,599
RVP

William A. Vigna	2010	108,000	—	—	3,154	—	—	27,750	138,904
RVP

Joseph T. Conlon	2010	165,000	—	—	3,154	—	—	—	168,154
RVP

Rafael A. Diaz	2010	100,000	—	—	1,577	—	—	5,100	106,677
RVP

(1)
The amounts in this column reflect applicable automobile allowances, license holder allowances, commissions and unused vacation pay for each named executive officer in the amounts set forth in the table above.

(2)	The amounts in this column reflect stock options awarded on May 27, 2010 in respect of service for our fiscal year ended March 31, 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes information regarding each unexercised stock option and held by each Named Executive Officer as of March 31, 2010:

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
(a)	(b)	(c)	(e)	(f)
Edward S. Fleury(3)	250,000	250,000	3.368	9/28/2018(3)

Barry I. Regenstein(1)	491,618	—	$1.35	8/29/2014(1)

Martin C. Blake, Jr.(2)	93,500	—	$1.35	8/29/2014(2)

(1)           Granted pursuant to the Employment Agreement of Barry I. Regenstein dated August 30, 2004.  Options vested as follows:  (i) 200,000 shares on the effective date of the Employment Agreement, and (ii) 12,500 shares per month commencing one year after the effective date of the Employment Agreement.

(2)            Granted on August 30, 2004 under the Company’s 2000 Stock Option Plan.  Options vested as follows:  (i) 80,000 shares on the effective date of the Stock Option Agreement, and (ii) 5,000 shares per month commencing one year after the effective date of the Stock Option Agreement.

(3)           Granted pursuant to the Employment Agreement of Edward S. Fleury dated September 29, 2008.  Options vest with respect to one-thirty sixth (1/36th) of the aggregate number of shares on the date of issuance and on the same date of each succeeding month during the three year term of the agreement.

Option Exercises and Stock Vested

The following table sets forth information regarding stock options exercised by our Named Executive Officers during our fiscal year ended March 31, 2010:

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired On Vesting (#)	Value Realized On Vesting ($)
(a)	(b)	(c)	(d)	(e)
Barry I. Regenstein(1)	915	1,967	—	—
Martin C. Blake, Jr.(2)	66,500	105,558	—	—

(1)           Granted pursuant to the Employment Agreement of Barry I. Regenstein dated August 30, 2004.  Options vested as follows:  (i) 200,000 shares on the effective date of the Employment Agreement, and (ii) 12,500 shares per month commencing one year after the effective date of the Employment Agreement.

(2)           Granted on August 30, 2004 under the Company’s 2000 Stock Option Plan.  Options vested as follows:  (i) 80,000 shares on the effective date of the Stock Option Agreement, and (ii) 5,000 shares per month commencing one year after the effective date of the Stock Option Agreement.

Non-Executive Director Compensation for Fiscal Year Ended March 31, 2010

The following table sets forth information regarding compensation awarded to our non-employee directors during the fiscal year ended March 31, 2010:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
(a)	(b)	(d)	(h)
Robert S. Ellin(3)	$22,000	$4,953	$26,953
Thomas P. Kikis(4)	$28,000	$8,476	$36,476
Peter T. Kikis(5)	$29,000	$4,953	$33,953
Laurence A. Levy(6)	$25,000	$4,657	$29,657

(1)           The amounts in this column reflect Board meeting fees and committee fees earned in the fiscal year ended March 31, 2010 for service on the Company’s Board of Directors and its committees.  Each of the Company’s non-employee directors receives from the Company an annual cash fee of $10,000 which was increased to $18,000 during fiscal 2009, paid quarterly in arrears.  Non-employee directors are also paid $1,000 per meeting of the Board and its committees attended during their term of service.  In addition, the Chairman of the Company’s Audit Committee receives an additional cash payment of $2,500 per annum which was increased to $5,000 during fiscal 2009, the Chairman of the Company’s Compensation Committee receives an additional cash payment of $1,500 per annum which was increased to $5,000 during fiscal 2009 and the Chairman of the Board receives an additional cash payment of $5,000 which was instituted during fiscal 2009.

(2)           The amounts in this column reflect the compensation costs for financial reporting purposes for the year under FAS 123R without regard to forfeiture assumptions.   In addition, non-employee directors are granted a fully vested option to purchase 10,000 common shares on each anniversary of becoming a director during their term of service, which was increased to 25,000 common shares during fiscal 2009; the Chairmen of our Audit and Compensation Committees are granted a fully vested option to purchase an additional 5,000 common shares on each anniversary of their term of service as such, which was increased to 10,000 common shares during fiscal 2009.  See Note 16 “Stock Option Plan and Warrants,” in the Notes to the Company’s Consolidated Financial Statements included in Part IV, Item 15 of its Annual Report on Form 10-K for the year ended March 31, 2010 for the Company’s assumptions used to determine the compensation costs associated with stock option awards that it expensed in fiscal 2010.

(3)           On December 31, 2008, Mr. Ellin was awarded 10,767 stock options which were subject to the approval by the Board of Directors and stockholders at the Company’s 2009 Annual Meeting of Shareholders which was held on September 17, 2009.  As of March 31, 2010, Mr. Ellin had an aggregate of 65,000 stock option awards outstanding.

(4)           On December 31, 2008, Mr. Thomas Kikis was awarded 18,425 stock options which were subject to the approval by the Board of Directors and stockholders at the Company’s 2009 Annual Meeting of Shareholders which was held on September 17, 2009.  As of March 31, 2010, Mr. Thomas Kikis had an aggregate of 76,411 stock option awards outstanding.

(5)           On December 31, 2008, Mr. Peter Kikis was awarded 10,767 stock options which were subject to the approval by the Board of Directors and stockholders at the Company’s 2009 Annual Meeting of Shareholders which was held on September 17, 2009.  As of March 31, 2010, Mr. Peter Kikis had an aggregate of 80,000 stock option awards outstanding.

(6)           On December 31, 2008, Mr. Levy was awarded 10,123 stock options which were subject to the approval by the Board of Directors and stockholders at the Company’s 2009 Annual Meeting of Shareholders which was held on September 17, 2009.  As of March 31, 2010, Mr. Levy had an aggregate of 78,671 stock option awards outstanding.

Employment Agreements

Edward S. Fleury

The Company is a party to an employment agreement with Mr. Fleury, which provides for his services as Chief Executive Officer until September 28, 2011.  The term of the employment agreement will be automatically extended for successive one-year periods unless either party provides to the other party notice 60 days prior to such date, or any anniversary thereof, that the notifying party does not wish to renew the employment agreement. During the term of the employment agreement, Mr. Fleury will receive a base annual salary of $290,000, which may be from time to time increased by the Company's Compensation Committee and an annual bonus as determined in accordance with the terms of any incentive plan the Compensation Committee may have in effect from time to time.  In the event the Company does not have a bonus or incentive plan in place at the time that a bonus is to be paid, the Board will make a good faith evaluation of Mr. Fleury’s contribution to the Company as determined by the Compensation Committee. Mr. Fleury is also entitled to participate in other benefit plans that the Company may have in effect from time to time.

On the effective date of the employment agreement, which is September 29, 2008, Mr. Fleury was granted 500,000 options exercisable at $3.368 per share.  The options vest at a rate of 13,889 per month during the term of the employment agreement.

In the employment agreement between the Company and Mr. Fleury if, following a Change in Control (as defined in the agreement), (i) such executive's employment is terminated by the Company (other than for cause, death or disability) or (ii) such executive terminates his employment for “good reason” (as defined in the agreement), the Executive shall be entitled to (A) all accrued payments and benefits through the termination date; (B) reimbursement of expenses through the termination date; and (C) if such termination occurs during Year 1 of the employment agreement his base salary for a period of the lesser of (x) the balance of his base salary for the remainder of Year 1 or (y) three months base salary; or if such termination occurs during Year 2 of the employment agreement a lump sum equal to six months base salary; or if such termination occurs during Year 3 of the employment agreement a lump sum equal to one year of base salary.

Barry I. Regenstein

The Company is a party to an employment agreement with Mr. Regenstein, which provides for his services as President and Chief Financial Officer until February 8, 2013.  The term of the employment agreement will be automatically extended for successive one-year periods unless either party provides to the other party notice 90 days prior to such date, or any anniversary thereof, that the notifying party does not wish to renew the employment agreement. During the term of the employment agreement, Mr. Regenstein will receive a base annual salary of $275,000, which may be from time to time increased by the Company's Compensation Committee and an annual bonus as determined in accordance with the terms of any incentive plan the Compensation Committee may have in effect from time to time or, in the absence of such a plan, such bonus as determined by the Compensation Committee.  Mr. Regenstein is also entitled to participate in other benefit plans that the Company may have in effect from time to time.

In the employment agreement between the Company and Mr. Regenstein if, within two years following a Change in Control (as defined in the agreement), (i) such executive's employment is terminated by the Company (other than for cause, death or disability) or (ii) such executive terminates his employment for “good reason” (as defined in the agreement), the Executive shall be entitled to (A) all accrued payments through the termination date; (B) his base salary for a period equal to the greater of (x) the annual base salary as of the date of termination or (y) the base salary due to the executive through the remainder of the term of his employment agreement; (C) benefits through the “continuation period” as defined; (D) reimbursement of expenses through the termination date; and (E) any other compensation or benefits that may be owed or provided to the Executive in accordance with the terms and conditions of any applicable plans and programs of the Company.  Also, immediately upon a termination referred to in subparagraphs (i) or (ii) above within two years following a Change in Control, all then outstanding options, restricted stock and other equity-based awards granted to such executive but which have not vested as of the date of termination, shall become fully vested and all options not yet exercisable shall become exercisable.

Martin C. Blake, Jr.

The Company is a party to an employment agreement with Mr. Blake, which provides for his services as Chief Operating Officer until July 2, 2011.  The term of the employment agreement will be automatically extended for successive one-year periods unless either party provides to the other party notice 90 days prior to such date, or any anniversary thereof, that the notifying party does not wish to renew the employment agreement. During the term of the employment agreement, Mr. Blake will receive a base annual salary of $275,000, which may be from time to time increased by the Company's Compensation Committee and an annual bonus as determined in accordance with the terms of any incentive plan the Compensation Committee may have in effect from time to time or, in the absence of such a plan, such bonus as determined by the Compensation Committee.  Mr. Blake is also entitled to participate in other benefit plans that the Company may have in effect from time to time.

In the employment agreement between the Company and Mr. Blake if, within two years following a Change in Control (as defined in the agreement), (i) such executive's employment is terminated by the Company (other than for cause, death or disability) or (ii) such executive terminates his employment for “good reason” (as defined in the agreement), the Executive shall be entitled to (A) all accrued payments through the termination date; (B) his base salary for a period of the greater of (x) one month for each calendar year of employment (up to a maximum of twelve months) or (y) the remainder of the term of his employment agreement; (C) benefits through the “continuation period” as defined; (D) reimbursement of expenses through the termination date and (E) any other compensation or benefits that may be owed or provided to the Executive in accordance with the terms and conditions of any applicable plans and programs of the Company.  Also, immediately upon a termination referred to in subparagraphs (i) or (ii) above within two years following a Change in Control, all then outstanding options, restricted stock and other equity-based awards granted to such executive but which have not vested as of the date of termination, shall become fully vested and all options not yet exercisable shall become exercisable.

John C. Reed

The Company is a party to an employment agreement with Mr. Reed, which provides for his services as Regional Vice President - New England Region until December 31, 2011.  The term of the employment agreement will be automatically extended for successive one-year periods unless either party provides to the other party notice 90 days prior to such date, or any anniversary thereof, that the notifying party does not wish to renew the employment agreement. During the term of the employment agreement, Mr. Reed will receive a base annual salary of $110,000, which may be from time to time increased by the Company's Compensation Committee and an annual bonus as determined in accordance with the terms of any incentive plan the Compensation Committee may have in effect from time to time or, in the absence of such a plan, such bonus as determined by the Compensation Committee.  Mr. Reed is also entitled to participate in other benefit plans that the Company may have in effect from time to time.

In the employment agreement between the Company and Mr. Reed if, within two years following a Change in Control (as defined in the agreement), (i) such executive's employment is terminated by the Company (other than for cause, death or disability) or (ii) such executive terminates his employment for “good reason” (as defined in the agreement), the Executive shall be entitled to (A) all accrued payments through the termination date; (B) his base salary for a period of one month for each calendar year of employment (up to a maximum of twelve months); (C) benefits through the “continuation period” as defined; (D) reimbursement of expenses through the termination date and (E) any other compensation or benefits that may be owed or provided to the Executive in accordance with the terms and conditions of any applicable plans and programs of the Company.  Also, immediately upon a termination referred to in subparagraphs (i) or (ii) above within two years following a Change in Control, all then outstanding options, restricted stock and other equity-based awards granted to such executive but which have not vested as of the date of termination, shall become fully vested and all options not yet exercisable shall become exercisable.

William A. Vigna

The Company is a party to an employment agreement with Mr. Vigna, which provides for his services as Regional Vice President – Mid Atlantic Region until December 31, 2011.  The term of the employment agreement will be automatically extended for successive one-year periods unless either party provides to the other party notice 90 days prior to such date, or any anniversary thereof, that the notifying party does not wish to renew the employment agreement. During the term of the employment agreement, Mr. Vigna will receive a base annual salary of $108,000, which may be from time to time increased by the Company's Compensation Committee and an annual bonus as determined in accordance with the terms of any incentive plan the Compensation Committee may have in effect from time to time or, in the absence of such a plan, such bonus as determined by the Compensation Committee.  Mr. Vigna is also entitled to participate in other benefit plans that the Company may have in effect from time to time.

In the employment agreement between the Company and Mr. Vigna if, within two years following a Change in Control (as defined in the agreement), (i) such executive's employment is terminated by the Company (other than for cause, death or disability) or (ii) such executive terminates his employment for “good reason” (as defined in the agreement), the Executive shall be entitled to (A) all accrued payments through the termination date; (B) his base salary for a period of one month for each calendar year of employment (up to a maximum of twelve months); (C) benefits through the “continuation period” as defined; (D) reimbursement of expenses through the termination date and (E) any other compensation or benefits that may be owed or provided to the Executive in accordance with the terms and conditions of any applicable plans and programs of the Company.  Also, immediately upon a termination referred to in subparagraphs (i) or (ii) above within two years following a Change in Control, all then outstanding options, restricted stock and other equity-based awards granted to such executive but which have not vested as of the date of termination, shall become fully vested and all options not yet exercisable shall become exercisable.

Joseph T. Conlon

The Company is a party to an employment agreement with Mr. Conlon, which provides for his services as Regional Vice President – Western Region until June 30, 2011.  The term of the employment agreement will be automatically extended for successive one-year periods unless either party provides to the other party notice 90 days prior to such date, or any anniversary thereof, that the notifying party does not wish to renew the employment agreement. During the term of the employment agreement, Mr. Conlon will receive a base annual salary of $165,000, which may be from time to time increased by the Company's Compensation Committee and an annual bonus as determined in accordance with the terms of any incentive plan the Compensation Committee may have in effect from time to time or, in the absence of such a plan, such bonus as determined by the Compensation Committee.  Mr. Conlon is also entitled to participate in other benefit plans that the Company may have in effect from time to time.

In the employment agreement between the Company and Mr. Conlon if, within two years following a Change in Control (as defined in the agreement), (i) such executive's employment is terminated by the Company (other than for cause, death or disability) or (ii) such executive terminates his employment for “good reason” (as defined in the agreement), the Executive shall be entitled to (A) all accrued payments through the termination date; (B) his base salary for a period of one month for each calendar year of employment (up to a maximum of twelve months); (C) benefits through the “continuation period” as defined; (D) reimbursement of expenses through the termination date and (E) any other compensation or benefits that may be owed or provided to the Executive in accordance with the terms and conditions of any applicable plans and programs of the Company.  Also, immediately upon a termination referred to in subparagraphs (i) or (ii) above within two years following a Change in Control, all then outstanding options, restricted stock and other equity-based awards granted to such executive but which have not vested as of the date of termination, shall become fully vested and all options not yet exercisable shall become exercisable.

Ralph A. Diaz

The Company is a party to an employment agreement with Mr. Diaz, which provides for his services as Regional Vice President – Southern Region until May 14, 2011.  The term of the employment agreement will be automatically extended for successive one-year periods unless either party provides to the other party notice at least 14 days prior to such date, or any anniversary thereof, that the notifying party does not wish to renew the employment agreement. During the term of the employment agreement, Mr. Diaz will receive a base annual salary of $100,000, which may be from time to time increased by the Company's Compensation Committee and commissions secured through the sale of new business.  Mr. Diaz is also entitled to participate in other benefit plans and forms of compensation that the Company may have in effect from time to time.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Company's Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, has recommended to the Board that the following Compensation Discussion and Analysis be included in the Proxy Statement and, as incorporated by reference, in our Annual Report on Form 10-K.

COMPENSATION COMMITTEE

Laurence A. Levy (Chairman)
Peter T. Kikis
Robert S. Ellin

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis explains the material elements of the compensation awarded to, earned by, or paid to each of our named executive officers during the last completed fiscal year.

Overview

In the current stage of the Company’s development, the objectives of its executive compensation policy have been to retain the executives who have been integral to its growth, to attract other talented and dedicated executives and to motivate each of its executives to increase overall profitability.  To achieve these goals, the Company has strived to offer each executive an overall compensation package, which is simple, but competitive and a substantial portion of which is tied to the achievement of specific performance objectives.

The Company’s overall strategy is to compensate its named executive officers with a mix of cash compensation, in the form of base salary and bonus, and equity compensation, in the form of stock options.  The Company’s goal is to set compensation levels to attract, retain, reward and motivate executive officers and employees, align compensation with business objectives and performance and with the interests of the shareholders, position compensation to reflect the individual's performance as well as the level of responsibility, skill and strategic value of the employee, recognize the evolving organizational structure of the Company and directly motivate executives to accomplish results as well as foster a company-wide team spirit.

Recently, the Company had retained a compensation consultant to prepare recommendations to the Compensation Committee for the adoption in fiscal 2010 of an Executive Incentive Program covering the Company’s executive officers.  The Company’s policy for setting compensation levels has focused on compensating its named executive officers at levels competitive for executives at companies of similar size and development operating in the industry.  Compensation decisions have been made by the Company’s Chief Executive Officer in consultation with the Compensation Committee and the Board of Directors, other than with respect to the Chief Executive Officer’s compensation, which has been determined by the Compensation Committee and the Board of Directors.  In addition to frequent discussions between the Chief Executive Officer and the Board of Directors, the Company also gathers market compensation data through negotiations related to newly hired executives.  The Company believes that the compensation levels for its named executive officers are competitive.  The Company expects that as it continues to develop its compensation policies will evolve to reflect that growth and to remain competitive.

Executive Compensation

The Company’s executive compensation policy includes the following elements:

Base Salary.  The annual base salary for Edward S. Fleury, the Company’s Chief Executive Officer; for Barry I. Regenstein, the Company's President and Chief Financial Officer; for Martin C. Blake, Jr., the Company's Chief Operating Officer; for John C. Reed, Regional Vice President—Northeast Region; for William A. Vigna, Regional Vice President—Mid-Atlantic Region; for Joe Conlon, Regional Vice President—Western Region; and for Rafael A. Diaz, Regional Vice President—Southern Region, was reviewed and approved by the Board of Directors and were paid in accordance with employment agreements between each of such executives and the Company.  When determining their respective base salaries under their employment agreements, the Board considered, among other things, the level of responsibility, breadth of knowledge and prior experience as well as publicly available compensation information and informal survey information obtained with respect to other small-capitalization, publicly traded companies.  No specific weight is given to any of these factors in the evaluation of an executive officer's base salary.

Bonuses.  In fiscal 2010, the Compensation Committee did not establish bonus targets for the executive officers and no bonus payouts were made in fiscal 2010 to such executives.

Stock Options.  In addition to salary and bonus, the Compensation Committee, from time to time, grants options to executive officers.  The Compensation Committee views option grants as an important component of its long-term, performance-based compensation philosophy.  Since the value of an option bears a direct relationship to the Company’s stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that will also benefit shareholders.  As such, the specific number of stock options granted to an executive officer is determined on an individual basis by the Compensation Committee's perception of relative contributions or anticipated contributions to overall corporate performance.  The Compensation Committee also reviews the total number of options already held by individual executive officers at the time of grant.  In fiscal 2010, the Company did not grant options to purchase common shares to any named executive officer.  However, stock options were awarded by the Company on May 27, 2010 to named executive officers in respect of their service for fiscal 2010.

Retirement Plan.  The Company does not provide a qualified or non-qualified pension plan for its named executive officers.  All of its non-highly compensated employees, however, are eligible to participate in a defined contribution plan under Section 401(k) of the Internal Revenue Code.  The plan allows eligible employees to defer up to 15% of their compensation to the plan on a pre-tax basis, subject to the applicable dollar limit set by the Internal Revenue Service.

Perquisites and Other Benefits.  As a general matter, the Company limits the use of perquisites in compensating its senior management.

Other Compensation.  The employment agreements entered into with the Company's named executive officers will remain in their current form until such time as the Board of Directors determines, in its discretion, that revisions are appropriate.  In addition, the Company intends to continue to maintain its current benefits and perquisites for the Company's named executive officers; however, the Board of Directors, in its discretion, may modify, amend or add to a named executive officer’s executive benefits or perquisites if it deems it advisable.

Report of the Audit Committee of the Board

The following is a report of the Audit Committee of the Company's Board of Directors with respect to the Company's audited financial statements for the fiscal year ended March 31, 2010.

In connection with its function of overseeing and monitoring the financial reporting process, the Audit Committee has, among other things, done the following:

•	reviewed and discussed the Company's audited financial statements for the fiscal year ended March 31, 2010 with the Company's management and the Company's independent accountants;

•
discussed with the Company's independent accountants those matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”, as amended by the Statement on Auditing Standards No. 90 “Audit Committee Communications”; and

•
received and reviewed the written disclosures and the letter from the Company's independent accountants required by Independence Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the Company's independent accountants their independence from the Company.

Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2010 for filing with the SEC.

AUDIT COMMITTEE

Thomas P. Kikis (Chairman)
Peter T. Kikis
Robert S. Ellin

Certain Relationships and Related Transactions

Peter T. Kikis is the father of Thomas P. Kikis. There are no other family relationships among any of our directors or executive officers.

Deadline for Receipt of Shareholder Proposals

Pursuant to Rule 14a-8 under the Exchange Act, shareholders may present proper proposals for inclusion in a company's proxy statement and for consideration at the next annual meeting of its shareholders by submitting their proposals to us in a timely manner.

A proposal by a shareholder intended for inclusion in our proxy materials for the 2011 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Exchange Act must be received by us marked for the attention of the Secretary, Command Security Corporation, P.O. Box 340, 1133 Route 55, Suite D, Lagrangeville, New York, 12540, on or before March 31, 2011, in order to be considered for such inclusion. Shareholder proposals intended to be submitted at the 2011 Annual Meeting of Shareholders outside the framework of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by us at the above address on or before June 15, 2011. If we do not receive notice of the matter by the applicable date, the proxy holders will vote on the matter, if properly presented at the meeting, in their discretion.

As to shareholder proposals intended to be presented without inclusion in our proxy statement for our next annual meeting, the people named next year as proxies will be entitled to vote as they think best on such proposals unless we have received notice of that matter at least 120 days before the date on which we mailed our proxy materials for the prior year's annual meeting of shareholders. However, even if such notice is timely received, the people named next year as proxies may nevertheless be entitled to vote as they think best on such proposals to the extent permitted by the SEC.

Other Matters

There is no reason to believe that any other business will be presented at the 2010 Annual Meeting; however, if any other business should properly and lawfully come before the 2010 Annual Meeting, the proxies will vote in accordance with the best judgment of the Board of Directors.

BY ORDER OF THE BOARD OF DIRECTORS

Edward S. Fleury
Chief Executive Officer

July 29, 2010
Lagrangeville, New York